UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 8, 2010

RAMCO-GERSHENSON PROPERTIES TRUST
(Exact name of registrant as specified in its charter)

Maryland	1-10093	13-6908486
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

31500 Northwestern Highway, Suite 300, Farmington Hills, Michigan	48334
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(248) 350-9900

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                      Submission of Matters to a Vote of Security Holders

At the annual meeting of shareholders of Ramco-Gershenson Properties Trust (the “Company”) on June 8, 2010, shareholders: (1) elected the three Class I trustee nominees to serve three-year terms; (2) ratified the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2010; (3) approved an amendment to the Declaration of Trust for the purpose of declassifying the Board of Trustees; and (4) approved an amendment to the Bylaws for the purpose of increasing the percentage of votes necessary for shareholders to require the Trust to call a special shareholder meeting.  The results of the voting are shown below.  There were 2,497,097 broker non-votes for Proposals 1, 3 and 4.

Proposal 1—Election of Trustees
Class I Nominees	Votes For	Votes Withheld
Dennis Gershenson	23,441,938	1,707,212
Robert A. Meister	20,890,030	4,259,120
Michael A. Ward	21,730,242	3,418,908

Proposal 2—Ratification of Appointment of Independent Registered Public Accounting Firm

Votes For	Votes Against	Abstain
26,135,858	236,695	1,273,694

Proposal 3—Amendment to Declaration of Trust

Votes For	Votes Against	Abstain
23,548,877	1,558,299	41,974

Proposal 4—Amendment to Bylaws

Votes For	Votes Against	Abstain
15,713,134	9,409,416	26,600

Item 9.01                      Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Description
3.1
Amended and Restated Declaration of Trust of the Company, effective June 8, 2010 (incorporated herein by reference to Appendix A to the Company’s Proxy Statement on Schedule 14A, filed with the Commission on April 30, 2010).

3.2
Amended and Rested By-Laws of the Company, effective June 8, 2010 (incorporated herein by reference to Appendix B to the Company’s Proxy Statement on Schedule 14A, filed with the Commission on April 30, 2010).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAMCO-GERSHENSON PROPERTIES TRUST

Date: June 10, 2010	By: /s/ Gregory R. Andrews
Gregory R. Andrews
Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
3.1
Amended and Restated Declaration of Trust of the Company, effective June 8, 2010 (incorporated herein by reference to Appendix A to the Company’s Proxy Statement on Schedule 14A, filed with the Commission on April 30, 2010).

3.2
Amended and Rested By-Laws of the Company, effective June 8, 2010 (incorporated herein by reference to Appendix B to the Company’s Proxy Statement on Schedule 14A, filed with the Commission on April 30, 2010).

4